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                                                                   EXHIBIT 10.41

                     AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT


         Amendment dated as of October 22, 2001 (this "Amendment") to the Employment Agreement dated April 1, 1999 and amended on August 1, 2001, by and between IDT Corporation (the "Company") and James A. Courter (the "Executive") (the "Agreement").

                                   WITNESSETH

         WHEREAS, the Company and the Executive desire to modify the terms and conditions of the Agreement on the terms set forth herein.

         NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:



         Section 1. Section 2 of the Agreement is replaced in its entirety, with the following:

                  "2. Term. This Agreement is for the five (5) year period (the "Term") commencing on October 22, 2001, and terminating on the fifth anniversary of such date, or upon the Executive's earlier death or other termination of employment pursuant to Section 7 hereof; provided, however, that commencing on October 21, 2006 and each anniversary thereafter, the term shall automatically be extended for one additional year beyond its otherwise scheduled expiration unless, not later than ninety (90) days prior to any such anniversary, either party hereto shall have notified the other party in writing that such extension shall not take effect."

         Section 2. Section 5 of the Agreement is amended to change the place of performance to Newark, New Jersey.

         Section 3. Section 6(a) of the Agreement is replaced in its entirety, with the following:

                  "(a) Annual Base Salary. The Company shall pay to the Executive an annual base salary (the "Base Salary") at a rate not less than Two Hundred Fifty Thousand Dollars ($250,000.00), such salary to be paid in conformity with the Company's payroll policies relating to its senior executive officers. During the Term, the Executive's Base Salary shall be increased, if necessary, so that the Base Salary is not less than the highest paid employee(s) of the Company or any of the Company's controlled entities."

         Section 4. Section 6(e) of the Agreement is replaced in its entirety, with the following:

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                  "(e) Stock Option Grant. Executive has been granted, on March
         1, 1999, three hundred thousand (300,000) options to purchase IDT common stock at the exercise price of $12.625 per share, the terms and conditions of which shall be governed by the IDT Corporation 1996 Stock Option and Incentive Plan (As Amended and Restated). Such stock options shall vest as follows: twenty-five thousand (25,000) options shall vest at the end of each quarter during the Term of this Agreement. In addition to the foregoing, effective October 22, 2001, Executive has been granted one million (1,000,000) options to purchase IDT Class B common stock at the exercise price of $9.01 per share, the terms and conditions of which shall be governed by the IDT Corporation 1996 Stock Option and Incentive Plan (As Amended and Restated). Such stock options shall vest as follows: fifty thousand (50,000) options shall vest on January 1, 2002 and, thereafter, fifty thousand (50,000) options shall vest every three months on the first of the month commencing April 1, 2002. Notwithstanding the aforementioned vesting schedule, in the event the Company experiences a "Change in Control" as defined in the IDT Corporation 1996 Stock Option and Incentive Plan (As Amended and Restated) any unvested options shall automatically vest upon the date of the occurrence of the event. In the event the Executive's employment is terminated without "Cause", as defined in Section 7(b) or the Executive shall terminate his employment for "Good Reason" as defined in Section 7(c), any and all unvested options shall automatically vest upon the "Date of Termination" as defined hereunder, and the Executive shall be permitted to exercise any and all options which are outstanding as of the date of his termination within two (2) years from the Date of Termination.

         Section 5. Section 7(c)(vi) of the Agreement is amended to change the place of performance to Newark, New Jersey.

         All of the other terms and conditions of the Agreement remain unchanged by this Amendment.

         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer, and the Executive has signed this Amendment, as of the date first above written.

                                                IDT CORPORATION


                                                By:  /s/ Howard Jonas
                                                   -----------------------------
                                                   Howard S. Jonas, Chairman


                                                EXECUTIVE


                                                By:  /s/ James A. Courter
                                                   -----------------------------
                                                   James A. Courter


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